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                                                                    Exhibit 4.28

                                                       Dated as of July 23, 1999

                               SECURITY AGREEMENT

         FOR VALUE RECEIVED, the undersigned SUN HYDRAULICS CORPORATION, a Florida corporation, hereinafter called Debtor, (and if more than one, each of them jointly and severally) does hereby grant to NORTHERN TRUST BANK OF FLORIDA, N.A., hereinafter called Secured Party, a security interest in and to the following property ("Collateral"):

         All equipment now owned or hereafter acquired by Debtor, including but not limited to all equipment heretofore or hereafter identified by copies of invoices or other documentation furnished by Debtor to Secured Party, together with (a) all increases, parts, fittings, accessories, equipment and special tools now or hereafter affixed to all or any part thereof or used in connection therewith, and all replacements of all or any part thereof; (b) any proceeds, return premiums and rebates from any property insurance on the property securing this loan; and (c) any proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of, provided however, no provisions herein shall be construed as or deemed authority for Debtor to sell, exchange or otherwise dispose of the Collateral, without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Debtor's business.

         This security interest and assignment is given as security for the payment of a certain promissory note of even date herewith ("Note") and given by Debtor to Secured Party in the amount of $7,500,000.00 payable as therein provided together, and for the payment of any and all other indebtedness and liabilities whatsoever of Debtor to Secured Party, due or to become due, direct, indirect, contingent, several, joint, joint and several and howsoever evidenced or arising and howsoever owned, held or acquired by Secured Party whether through discount, overdraft, purchase, loan, advance, endorsement, guaranty or any other manner whatsoever.

         Except for the security interest granted hereby, Debtor is the owner of the Collateral, free from any adverse lien, security interest or encumbrance and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or interest thereon.

         Debtor authorizes Secured Party to file in Florida a Financing Statement signed only by Secured Party describing the Collateral as is described herein, and to amend the Financing Statement from time to time to cover the changes in the Collateral or to specifically identify the Collateral, and to do all other acts and things that Secured Party may request to establish and maintain any valid security interest in the Collateral free of all other liens and claims whatsoever to secure the payment of the Note.

         Debtor will keep the Collateral at the business properties of Debtor located at 1500 University Parkway, Sarasota, Florida, and 701 Tallevast Road, Sarasota, Florida ("Property"), and will not remove the Collateral from the Property without the prior written consent of Secured Party.

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         Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or interest therein without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Debtor's business. Debtor will at all times keep the Collateral free from any adverse liens, security interest or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof. Debtor will not use the Collateral in violation of any statute or ordinance. Secured Party may examine and inspect the Collateral at any time, wherever located.

         Debtor will at all times keep the Collateral insured against loss, damage, theft and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form and for such periods as shall be satisfactory to Secured Party, and each policy shall provide that the loss thereunder and proceeds payable shall be payable to Secured Party as its interest may appear. Secured Party may pay proceeds of such insurance to payment of the obligations secured hereby, whether or not due. Each such policy shall provide for 30 days written minimum cancellation notice to Secured Party and each policy shall if Secured Party requests, be deposited with Secured Party.

         Debtor will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement or upon the Note.

         At its option, Secured Party may cure any default existing under this Security Agreement and may charge the Debtor for any expenses or costs thereby sustained, which amounts shall be immediately due and payable by Debtor, and shall accrue at the maximum rate permitted by law from the date of payment by Secured Party.

         Debtor shall be in default under this agreement upon the occurrence of any of the following: (a) failure or omission to pay, within fifteen (15) days after payment is due, the Note (or any installment of principal or interest thereunder); (b) default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in this Security Agreement, the Note, or any other loan document executed in connection herewith, or upon the existence or occurrence of any circumstance or event deemed a default under the Note or any other loan document executed in connection therewith; (c) any warranty, representation or statement made or furnished by any obligor to Secured Party for the purpose of inducing Secured Party to make the loan evidenced by the Note, proves to have been false in any material respect when made or furnished;
(d) a default under any other mortgage on the Collateral (whether such other mortgage be held by Secured Party or by a third party); (e) the institution of foreclosure proceedings of another mortgage or lien of any kind on the Collateral (whether such other mortgage or lien be held by Secured Party or by a third party); (f) the default by Debtor in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Secured Party, including but not limited to that certain revolving line of credit loan in the amount of $5,000,000.00 made by Secured Party to Debtor evidenced by Renewal Master Note dated on even date herewith; (g) the death, dissolution, termination of existence, insolvency, or business failure of any obligor; (h) the appointment of a receiver of any part of the Collateral; (i) the assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against any obligor; (j) the determination by Secured Party that a material adverse change has occurred in the financial condition of any obligor from the conditions set forth in the most recent financial statement of such obligor heretofore furnished to Secured Party or from the condition of such obligor as heretofore most recently disclosed to Secured Party in any manner; (k) the failure by Debtor or any party

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obligated under the Note or any guaranty thereof to make any payment of principal or interest when due under any obligation to any other creditor, if such failure continues beyond any applicable grace period; (l) any substantial part of the inventory, equipment, or other property of Debtor, real or personal, is damaged or destroyed and the damage or destruction is not covered by collectible insurance; (m) Debtor suffers or permits any lien, encumbrance, or security interest to arise or attach to any of Debtor's property, which is not satisfied within 30 days; (n) any judgment is entered against Debtor that is not satisfied or appealed within 30 days; or (o) falsity in any material respect of, or any material omission in, any representation or statement made to Secured Party by or on behalf of any obligor in connection with the loan evidenced by this Note. Upon the occurrence of any such default or at any time thereafter, subject to the grace period, if any, provided in the Note, Secured Party may, at its option, declare the whole amount of principal and interest provided for in and by the Note, and any and all other secured indebtedness, immediately due and payable without demand or notice of any kind to any person, and the same thereupon shall become immediately due, payable and collectible (by foreclosure or otherwise) at once and without notice to Debtor. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of Debtor held by Secured Party. The agreements contained in this paragraph to create cross-defaults under all mortgages, notes, obligations and agreements between Debtor and Secured Party, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, notes, obligations or agreements are a material and specific inducement and consideration for the making by Secured Party of the loan evidenced by the Note.

         Upon the occurrence of any such default or at any time thereafter, Secured Party may at its option declare all obligations secured hereby immediately due and payable without notice and may thereupon exercise, with respect to the Collateral or any part thereof, any or all rights and remedies available to it under the Florida Uniform Commercial Code. All expenses of recovering and disposing of the Collateral shall be borne by Debtor. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Debtor at the address shown at the beginning of this Agreement or at any other address shown on the records of Secured Party at least five days before the time of the sale or disposition. Debtor shall be and remain liable for any deficiency, and Secured Party shall account to Debtor for any surplus arising after any sale of the Collateral.

         Upon the occurrence of any default, Secured Party shall have the right to enter and/or remain upon the Property, without any obligation to pay rent to Debtor or others, or any other place or places where any of the Collateral is located or kept, and to remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order to maintain, sell, collect and/or liquidate the Collateral; or use the Collateral, together with materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral, and to prepare the Collateral for selling, liquidating or collecting. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

         Debtor hereto grants to Secured Party, as the attorney-in-fact of Debtor, full power of substitution and full power to do any and all things necessary to be done in and about the Property and with respect to the Collateral as fully and effectively as Debtor might or could do but for this appointment, and hereby ratifies all that Secured Party shall lawfully do or cause to be done by virtue of such power of attorney. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-

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fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any indebtedness secured by this Agreement shall remain outstanding.

         Each of the named Debtors hereunder severally waives all rights of homestead exemption, and of presentment, demand for payment, protest, notice of protest and notice if dishonor; consents that the Note or other obligations secured hereby, or any part hereof may from time to time, be extended or renewed without notice for any period (whether or not longer than the original period of the Note or obligation); agrees that the exchange, release, surrender or sale of all or any Collateral which may be given as security hereunder shall not release or discharge any party obligated hereunder; agrees that the release of any party liable upon or in respect of the Note and other obligations secured shall not release any other such party; and hereby agrees to pay, in the event of a default, all costs, expenses and reasonable attorneys' fees (which shall include fees for legal assistants) incurred by Secured Party as a result of such default by Debtor, whether or not incurred in connection with litigation or other legal proceedings, including those costs, expenses and reasonable attorneys' fees incurred in appellate proceedings.

         Secured Party shall have the right in its own name or in the name of Debtor to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Collateral and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof and in its discretion to file any claim or take any other action or proceeding which Secured Party may deed necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral.

         No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Secured Party in exercising any right of remedy shall operate as a waiver hereof and no single or partial exercise by Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this agreement. The provisions of this agreement are cumulative and in addition to the other provisions of any liability on the Note or other writing evidencing any liability secured by this agreement or otherwise, and Secured Party shall have all of the benefits, rights and remedies of and under the Note or other writing evidencing any liability secured hereby. In addition to all other rights granted hereunder, Secured Party shall have all of the rights granted a secured party under the Uniform Commercial Code.

         All of the terms used herein which are defined in the Uniform Commercial Code of Florida have, except where the context indicates otherwise, the same meaning herein as in said Code, and this agreement and the obligations hereunder, including matters of construction, validity and performance, shall be governed by the Laws of Florida. Wherever used herein the singular shall include the plural, the plural the singular and the use of any gender shall include all genders.

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         Dated at Fulton County, Georgia, on July 23, 1999.

                                          SUN HYDRAULICS CORPORATION,
                                          a Florida corporation

                                          By: /s/ Richard J. Dobbyn
                                              ----------------------------------
                                              Richard J. Dobbyn
                                              As its Chief Financial Officer

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